EXHIBIT 99.1

        ALPHA INNOTECH REPORTS STRONG FIRST QUARTER REVENUES AND MARGINS

May 3, 2006 - Alpha Innotech Corporation, San Leandro, California

Alpha Innotech Corp. (OTCBB:APNO), a leading provider of bioanalytical systems for drug discovery and life science research, today reported financial results for the quarter ending March 31, 2006.

First quarter revenues of $2.959 million increased over 18% from $2.505 million reported in the same period in 2005. The net loss of $415,000 in the first quarter ending March 31, 2006 is a 54% reduction from the $904,000 loss reported in the comparable period of 2005.

"Not only am I pleased with our strong revenue growth, but our gross margin of 49% is the highest first quarter gross margin in the last four years and is over 5 percentage points higher than that of our first quarter in 2005," stated Haseeb Chaudhry, Chief Executive Officer of Alpha Innotech. He continued, "We expect our gross margins to improve as we continue to realize the benefits from many initiatives aimed at reducing our manufacturing costs, introducing new products, expanding our sales channel and increasing sales of higher margin products."

Additional  highlights  from Alpha  Innotech's  quarter  ending  March 31,  2006 include:

         o Announced an agreement with GE Healthcare under which Alpha Innotech will bundle ArrayVision software for microarray analysis with its new multiplex array detection system NovaRay(R) and its new laser based scanner, AlphaScanTM.

         o As part of the recently announced strategy to increase high margin consumable revenues, Alpha Innotech entered into a collaboration with Marligen Biosciences to offer a comprehensive line of products used for studying gene regulation.

More information on Alpha Innotech can be found at the Company's website www.alphainnotech.com.

About Alpha Innotech Corporation

Founded in 1992 and with over 7,000 systems sold worldwide, Alpha Innotech is a leading developer, manufacturer and marketer of digital imaging and analysis systems for the life science research and drug discovery markets. Our goal is to combine instruments, reagents and bioinformatics software to offer integrated modular technology platforms for functional genomics, proteomics and cell analysis markets. Our customers include pharmaceutical and biotechnology companies as well as universities, medical centers, government research institutes and agencies worldwide.

Cautionary Note Regarding Forward-Looking Statements

This news release  contains  forward-looking  information  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, the Company's need for additional financing, the timing of the introduction and success of new products, and the Company's growth prospects, that could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our recent Form 10-KSB filed with the Securities and Exchange Commission. We assume no obligation to update the forward-looking information contained in this news release.

CONTACT:

ALPHA INNOTECH CORP.
RON BISSINGER, COO/CFO
TEL: 510-483-9620

                           ALPHA INNOTECH CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                   ----------------------------
                                                       2006             2005
                                                   -----------      -----------

SALES ........................................     $     2,959      $     2,505
COST OF SALES ................................           1,508            1,405
                                                   -----------      -----------
       GROSS PROFIT ..........................           1,451            1,100
                                                   -----------      -----------

OPERATING EXPENSES:
       SALES AND MARKETING ...................             983            1,061
       RESEARCH AND DEVELOPMENT ..............             327              397
       GENERAL AND ADMINISTRATIVE ............             504              285
                                                   -----------      -----------
             TOTAL OPERATING EXPENSES ........           1,814            1,743
                                                   -----------      -----------

INCOME (LOSS) FROM CONTINUING
       OPERATIONS, BEFORE TAXES ..............            (363)            (643)

INTEREST EXPENSE .............................             (84)             (43)
OTHER INCOME (EXPENSE), NET ..................              32             --
                                                   -----------      -----------
       TOTAL OTHER INCOME (EXPENSE) ..........             (52)             (43)
                                                   -----------      -----------

            NET INCOME (LOSS) ................            (415)            (686)

ACCRETIONS ON REDEEMABLE CONVERTIBLE
   PREFERRED STOCK ...........................            --               (218)
                                                   -----------      -----------
   NET LOSS APPLICABLE TO COMMON
       STOCKHOLDERS ..........................     $      (415)     $      (904)
                                                   ===========      ===========

NET INCOME (LOSS) PER SHARE:
       BASIC & DILUTED .......................     $     (0.05)     $     (0.34)
                                                   ===========      ===========

SHARES USED IN COMPUTING NET INCOME
   (LOSS) PER SHARE:
       BASIC & DILUTED .......................       7,738,433        2,649,119
                                                   ===========      ===========

                           ALPHA INNOTECH CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                                        MARCH 31,   DECEMBER 31,
                                                          2006          2005
                                                       ----------    ----------

                          ASSETS
CURRENT ASSETS:
      CASH AND CASH EQUIVALENTS ....................   $      238    $      546
      ACCOUNTS RECEIVABLE, NET .....................        1,991         2,411
      INVENTORY, NET ...............................          832           952
      PREPAID EXPENSES AND OTHER
         CURRENT ASSETS ............................          193           212
                                                       ----------    ----------
      TOTAL CURRENT ASSETS .........................        3,254         4,120

PROPERTY AND EQUIPMENT, NET ........................        1,196         1,171

OTHER ASSETS .......................................           99            76
                                                       ----------    ----------
      TOTAL ASSETS .................................   $    4,549    $    5,368
                                                       ==========    ==========

          LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
      ACCOUNTS PAYABLE .............................   $    1,273    $    1,497
      ACCRUED LIABILITIES ..........................        1,068         1,084
      SHORT TERM DEBT ..............................        1,580         1,556
      DEFERRED REVENUE .............................          755           775
      OTHER CURRENT LIABILITIES ....................          198           230
                                                       ----------    ----------
      TOTAL CURRENT LIABILITIES ....................        4,874         5,142

LONG TERM DEBT .....................................          650           800
                                                       ----------    ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT) ...............         (975)         (574)
                                                       ----------    ----------

      TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY (DEFICIT) ..........................   $    4,549    $    5,368
                                                       ==========    ==========